Exhibit 1.1

Execution Version

C&J Energy Services, Inc.

3,296,549 Shares of Common Stock

Underwriting Agreement

November 19, 2012

Goldman, Sachs & Co.

200 West Street,

New York, New York 10282

Ladies and Gentlemen:

The stockholder of C&J Energy Services, Inc., a Delaware corporation (the “Company”), named in Schedule I hereto (the “Selling Stockholder”) proposes, subject to the terms and conditions stated herein, to sell to Goldman, Sachs & Co. (the “Underwriter”) an aggregate of 3,296,549 shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), of the Company.

1. (a) Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

(i) Registration. A post-effective amendment to registration statement on Form S-3 (File No. 333-173188) (the “Initial Registration Statement”) in respect of the Shares has been filed with the United States Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference in the prospectus contained therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b)

Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A or Rule 430B under the Act to be part of the Initial Registration Statement at the time of its effectiveness, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus immediately prior to the Applicable Time (as defined below), along with the pricing information included on Schedule IV hereto, is hereinafter called the “Pricing Prospectus”; the final prospectus relating to the Shares, in the form first filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, is hereinafter called the “Prospectus”; any reference herein to the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S–3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus.” For purposes of this Agreement, “Applicable Time” means 4:25 p.m., New York City time on the date of this Agreement.

(ii) No Stop Order. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission.

(iii) Incorporated Documents. The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with (x) information furnished in writing to the Company by the Underwriter expressly for use therein or (y) the Selling Stockholder Information (as defined below); and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II hereto.

(iv) No Material Misstatements or Omissions in Registration Statement or Prospectus. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any supplement or amendment thereto will conform, when filed with the Commission under Rule 424(b) and as of the Time of Delivery, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder, and will not, as of the Time of Delivery and as of the applicable filing date of the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with (x) information furnished in writing to the Company by the Underwriter expressly for use therein or (y) the Selling Stockholder Information (as defined below). At the earliest time after the filing of the Initial Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer,” as defined under Rule 405 under the Act.

(v) No Material Misstatements or Omissions in Pricing Prospectus or Issuer Free Writing Prospectus. The Pricing Prospectus conforms in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder on the date of first use. The Pricing Prospectus, as supplemented by each Issuer Free Writing Prospectus, if any, listed in Schedule II hereto, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed in Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; and each Issuer Free Writing Prospectus listed in Schedule II hereto, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with (x) information furnished in writing to the Company by the Underwriter expressly for use therein or (y) the Selling Stockholder Information.

(vi) No Material Adverse Change. Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, none of the Company, C&J Spec Rent Services, Inc., an Indiana corporation (“Spec Rent”), Total E&S, Inc., an Indiana corporation (“Total”), Casedhole Holdings, Inc., a Delaware corporation (“Holdings”), Casedhole Solutions, Inc., an Oklahoma corporation (“Solutions”), C&J VLC, LLC, a Delaware limited liability company (“VLC”), Blue Ribbon Technology, Inc., a Delaware corporation (“Blue Ribbon”), and C&J International B.V., a private company with limited liability incorporated under the laws of the Netherlands (“International” and, together with Spec Rent, Total, Holdings, Solutions, VLC and Blue Ribbon the “Subsidiaries”), has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Pricing Prospectus. Since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (A) any material adverse change, condition, event or effect, or any development involving a prospective material adverse change, condition, event or effect, in or affecting the general affairs, management, financial position, stockholders’ equity, results of operations, business or properties of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”), or (B) any material change in the capital stock or material increase in the long-term debt of the Company and the Subsidiaries, taken as a whole, in each case, other than as set forth or contemplated in the Pricing Prospectus.

(vii) Title to Properties. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances, defects and claims (“Liens”), except such as are described in the Pricing Prospectus or such as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(viii) Formation, Due Qualification and Authority. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Pricing Prospectus. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect. Each of the Subsidiaries has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to own its properties and conduct its business as described in the Pricing Prospectus. Each of the Subsidiaries

has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries.

(ix) Capitalization. The Company has an authorized capitalization as set forth in the Pricing Prospectus under the caption “Description of Capital Stock,” and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description of the Common Stock contained in the Pricing Prospectus and the Prospectus; and the issued shares of capital stock of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all Liens, except (A) Liens under the Credit Agreement dated April 19, 2011, among the Company, Bank of America, N.A., as Administrative Agent, Comerica Bank, as L/C Issuer and Syndication Agent, Wells Fargo Bank, National Association, as Documentation Agent, and the lenders party thereto, as amended (the “Credit Facility”) or (B) as disclosed in the Pricing Prospectus and the Prospectus.

(x) No Conflicts. The sale of the Shares, the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, (B) result in any violation of the provisions of the Certificate of Incorporation or Bylaws or other governing instruments, in each case as amended to date, of the Company or any Subsidiary, or (C) result in a violation of any order, statute, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their properties, except for such conflicts, breaches, violations or defaults, in the case of clauses (A) or (C), as would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions provided for in this Agreement.

(xi) No Consents. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their respective properties is required for the sale of the Shares to the Underwriter or the consummation by the Company of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, orders, registrations or qualifications (A) required under the Act and state securities or “Blue Sky” laws, (B) that have been, or prior to the Time of Delivery will be, obtained or made, (C) as disclosed in the Prospectus, or (D) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions provided for in this Agreement.

(xii) No Violation. Neither the Company nor any Subsidiary is (A) in violation of its Certificate of Incorporation or Bylaws or other governing instruments, in each case as amended to date, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of them is a party or by which any of their respective properties may be bound, except in the case of clause (B) for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xiii) Legal Proceedings; Contracts. Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any Subsidiary is a party or of which any property of the Company or any Subsidiary is the subject which, if determined adversely to the Company or any Subsidiary, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act. Each contract, document or other agreement described in the Registration Statement, any Preliminary Prospectus or the Pricing Prospectus is in full force and effect and is valid and enforceable by and against the Company or the Subsidiaries, as the case may be, in accordance with its terms, except as would not reasonably be expected to have a Material Adverse Effect. Statements made in the Pricing Prospectus and Prospectus insofar as they purport to constitute summaries of the terms of the Common Stock, statutes, laws, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate and complete summaries of such terms, statutes, laws, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(xiv) Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xv) Financial Statements. The audited consolidated historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Pricing Prospectus present fairly in all material respects the financial condition of the Company and its consolidated subsidiaries as of the dates indicated, and the results of operations and cash flows for the periods specified, and comply as to form with the applicable accounting requirements of the Act and have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The other financial information of the Company and its subsidiaries, including non-GAAP financial measures incorporated by reference into the Pricing Prospectus, has been derived from the accounting records of the Company and its subsidiaries, and fairly presents in all material respects the information purported to be shown thereby. The pro forma financial statements or financial data incorporated by reference into the Pricing Prospectus, comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the rules and regulations of the Commission, and except to the extent stated in such pro forma financial statements or financial data, have been prepared on a basis consistent with the historical consolidated financial statements of the Company and give effect to the assumptions used in the preparation of such pro forma financial statements and financial data on a reasonable basis and in good faith.

(xvi) Independent Public Accountants. Each of UHY, LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries included in the Pricing Prospectus and Prospectus, and Hein & Associates LLP, who has certified certain financial statements of Holdings and its subsidiary included in the Pricing Prospectus and Prospectus, is an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries or Holdings and its subsidiary, as the case may be, within the meaning of the Act, the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

(xvii) Internal Control over Financial Reporting. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(xviii) Extensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xix) No Adverse Changes in Internal Control over Financial Reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(xx) Disclosure Controls and Procedures. (A) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act, (B) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Company, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (C) such disclosure controls and procedures are effective in all material respects.

(xxi) Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xxii) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among the Company or any Subsidiary on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary, on the other hand, that is required to be described in the Registration Statement or the Pricing Prospectus and is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the officers or directors of the Company or any Subsidiary or their respective family members, except as disclosed in the Registration Statement and the Pricing Prospectus.

(xxiii) Sarbanes-Oxley Act of 2002. The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) that are effective and applicable to the Company as of the date hereof, and is actively taking steps to ensure that it will be in compliance with all additional provisions of the Sarbanes-Oxley Act that will become applicable to it, including those provisions relating to internal control over financial reporting, when such provisions become applicable to the Company.

(xxiv) Environmental Compliance. The Company and the Subsidiaries (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety (to the extent related to exposure to hazardous or toxic substances or wastes, pollutants, or contaminants), or the environment, or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and as they are proposed to be conducted on the Time of Delivery, (C) have not received written notice of any actual or potential liability under any Environmental Law and (D) are not a party to, nor are their operations the subject of, any pending or, to the Company’s knowledge, threatened action, suit or proceeding relating to any alleged violation of any Environmental Law or relating to any actual or alleged release or threatened release or cleanup at any location of any hazardous or toxic substances or wastes, pollutants or contaminants, except where such noncompliance or deviation from that described in (A)-(D) above would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been notified in writing that they are currently named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(xxv) Periodic Review of the Effect of Environmental Laws. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has concluded that such reasonably anticipated associated costs and liabilities would not reasonably be expected to have a Material Adverse Effect.

(xxvi) Governmental Permits. Each of the Company and the Subsidiaries possesses all licenses, certificates, authorizations and permits issued by, and has made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary for the ownership of its properties or the conduct of its businesses as presently conducted, except as would not have a Material Adverse Effect. None of the Company or the Subsidiaries have received notification of any revocation or modification of any such license, certificate, authorization or permit or currently intend to not renew any such license, certificate, authorization or permit which, if subject to an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect.

(xxvii) No Pre-emptive Rights, Registration Rights or Options. Except as set forth in the Pricing Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or registered by the Company under the Act or otherwise. Except as described in the Pricing Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock or other equity interests in the Company.

(xxviii) Statistical and Market-Related Data. Any statistical and market-related data included or incorporated by reference in the Pricing Prospectus is based on or derived from sources that the Company believes to be reliable and accurate, and, where necessary, the written consent to the use of such data from such sources has been obtained.

(xxix) Tax Returns. All tax returns required to be filed by the Company or any of the Subsidiaries have been timely and duly filed, other than those filings being contested in good faith, except where the failure to file any such tax return would not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, there are no tax returns of the Company or any of the Subsidiaries that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or the Subsidiaries have received notice). All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities, have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest, except where the failure to pay would not reasonably be expected to have a Material Adverse Effect.

(xxx) Anti-Money Laundering Laws. The operations of the Company and the Subsidiaries are currently in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company and the Subsidiaries conduct business, including but not limited to the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and any instances of non-compliance have been resolved with the applicable governmental agency and no formal action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxi) Foreign Corrupt Practices Act. Neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxii) Office of Foreign Asset Control. None of the Company, any Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”).

(xxxiii) No Labor Disputes. No labor dispute with the employees of the Company or the Subsidiaries exists or, to the knowledge of the Company, is imminent or threatened that could reasonably be expected to have a Material Adverse Effect.

(xxxiv) Insurance. The Company and the Subsidiaries maintain insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as is commercially reasonable for the conduct of their businesses and the value of their respective properties. The Company has not received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. The Company and the Subsidiaries are in compliance with the terms of such policies in all material respects, and all such insurance is duly in full force and effect. There are no claims by the Company or the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has not been notified that they will be denied renewal of their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their businesses at a cost that could reasonably be expected to have a Material Adverse Effect.

(xxxv) FINRA Affiliations. To the Company’s knowledge, there are no affiliations or associations between any member of Financial Industry Regulatory Authority (“FINRA”) and any of the Company’s officers, directors or 5% or greater stockholders, except as described in the Pricing Prospectus.

(xxxvi) Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and the Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their businesses in the manner and subject to such qualifications described in the Pricing Prospectus and have no reason to believe that the conduct of their business will conflict with, and the Company and the Subsidiaries have not received any notice of any claim of conflict with, any such rights of others.

(xxxvii) No Rated Securities. The Company has no debt securities or preferred stock that is rated by a “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act.

Any certificate signed by any officer of the Company and delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

(b) Representations, Warranties and Agreements of the Selling Stockholder. The Selling Stockholder represents and warrants to, and agrees with, the Underwriter and the Company that:

(i) No Consents. All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement and for the sale and delivery of the Shares have been obtained; and the Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares.

(ii) No Conflicts. The sale of the Shares and the compliance by the Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (B) result in any violation of the provisions of the organizational documents of the Selling Stockholder or (C) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder; except for such conflicts, breaches, violations, defaults, in the case of clauses (A) or (C), as would not reasonably be expected to impair in any material respect the ability of the Selling Stockholder to fulfill its obligations under this Agreement.

(iii) Title to the Shares. The Selling Stockholder has, and immediately prior to the Time of Delivery (as defined in Section 4 hereof) the Selling Stockholder will have, good and valid title to the Shares, free and clear of all Liens. Upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all Liens will pass to the Underwriter.

(iv) Market Stabilization. The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(v) No Material Misstatements or Omissions in the Registration Statement or Prospectus. To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus are made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a Preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) and any such Issuer Free Writing Prospectus did or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood and agreed that the only such information furnished by the Selling Stockholder consists of (A) the legal name, address and the number of shares of Common Stock owned by the Selling Stockholder, and (B) the other information with respect to the Selling Stockholder (excluding percentages) which appears in the table (and corresponding footnotes) under the caption “The Selling Stockholder” (the “Selling Stockholder Information”). The sale of Shares by the Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or the Subsidiaries which is not set forth in the Pricing Prospectus.

(vi) Form W-9. In order to document the Underwriter’s compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder will deliver to you prior to or at the Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(vii) Irrevocable Obligation to Deliver Shares. The Shares will be, at the Time of Delivery, subject to the interest of the Underwriter hereunder; the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by dissolution of the Selling Stockholder or by the occurrence of any other event; and if the Selling Stockholder should be dissolved, or if any other similar such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholder in accordance with the terms, and subject to the conditions of, this Agreement.

(viii) OFAC. The net proceeds from the offering of Shares contemplated hereby will not be used to fund any operations in, finance any investments in or make any payments to any country, or to make any payments to any person, in a manner that violates in any material respect any of the economic sanctions of the United States administered by the United States Treasury Department’s Office of Foreign Assets Control.

(ix) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

2. Purchase and Sale of the Shares. Subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholder, at a purchase price per share of $18.11, the Shares.

3. Offering of Shares by the Underwriter. Upon the authorization by you of the release of the Shares, the Underwriter proposes to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4. Delivery and Payment for the Shares.

(a) The Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholder shall be delivered by or on behalf of the Selling Stockholder to Goldman, Sachs & Co., through the facilities of The Depository Trust Company (“DTC”), for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account or accounts specified by the Selling Stockholder, to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company and the Selling Stockholder will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:00 a.m., New York City time, on November 26, 2012 or such other time and date as the Underwriter, the Company and the Selling Stockholder may agree upon in writing. Such time and date for delivery of the Shares is herein called the “Time of Delivery.”

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 8(n) hereof, will be delivered at the offices of Vinson & Elkins L.L.P., First City Tower, 1001 Fannin, Suite 2500, Houston, Texas 77002 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. Further Agreements of the Company. The Company agrees with the Underwriter:

(a) Preparation of the Prospectus and Registration Statement. To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act or the rules and regulations of the Commission thereunder subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriter (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b) Filing of 430B(h) Prospectus. If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof.

(c) Qualification of Shares. Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(d) Copies of Documents to Underwriter. Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus at such location and in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

(e) Reports to Shareholders. To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(f) Lock-Up Period. During the period beginning from the date hereof and continuing to and including the date that is 90 days after the date hereof (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise hedge, transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any Common Stock or any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent; this Section 5(f) is expressly agreed to preclude the Company from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of Common Stock or other securities even if such Common Stock or other securities would be disposed of by someone other than the undersigned; such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option), whether settled in cash or securities, with respect to any Common Stock or other securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Stock or other securities.

(g) Rule 462(b). If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

(h) License. Upon request of the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by the Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6. Use of Free Writing Prospectus.

(a) Free Writing Prospectus. Each of the Company and the Selling Stockholder, severally and not jointly, represents and agrees that, without your prior consent, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Underwriter represents and agrees that, without the prior consent of the Company and the Selling Stockholder, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and any such free writing prospectus the use of which has been consented to by the Company, the Selling Stockholder and you is listed on Schedule II hereto.

(b) Issuer Free Writing Prospectus. The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including the timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(c) Information in Issuer Free Writing Prospectus. The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to you and, if requested by you, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

7. Expenses. The Company and the Selling Stockholder covenant and agree with one another and with the Underwriter that the Selling Stockholder will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing the Blue Sky Memorandum and closing documents (including any compilations thereof) in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c) hereof, including the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the NYSE; (v) 50% of the filing fees incident to, and the fees and disbursements of counsel for the Underwriter in connection with, any required review by the FINRA of the terms of the sale of the Shares, the other 50% of which shall be paid by the Company; (vi) the cost of preparing stock certificates for the Shares; (vii) the cost and charges of any transfer agent or registrar; (vii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section; and (viii) all costs and expenses incident to the performance of the Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (A) any fees and expenses of counsel for the Selling Stockholder and (B) all expenses and taxes incident to the sale and delivery of the Shares, including all transfer fees in connection with a registration of the Shares pursuant to this Agreement. In connection with the preceding sentence, the Underwriter agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse the Underwriter for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholder shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 11 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Shares by the Underwriter, and any advertising expenses connected with any offers it may make.

8. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholder herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling Stockholder shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Baker Botts L.L.P., counsel for the Underwriter, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, in form and substance reasonably satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Vinson & Elkins L.L.P., counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect set forth on Annex II.

(d) Jackson Walker L.L.P., counsel for the Selling Stockholder, shall have furnished to you their written opinion with respect to the Selling Stockholder, dated the Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex III.

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, UHY, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you.

(f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, each of Flackman Goodman & Potter, P.A. and Hein & Associates LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you.

(g) (i) Neither the Company nor the Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Pricing Prospectus and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or the Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, other than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus.

(h) On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Texas State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus.

(i) The Shares to be sold at the Time of Delivery shall have been duly admitted for trading and quotation on the NYSE.

(j) The Company shall have obtained and delivered to the Underwriter executed copies of a lock-up agreement from its executive officers set forth on Schedule III hereto and its directors, in the form attached as Annex I hereto.

(k) The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement.

(l) The Company and the Selling Stockholder shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and of the Selling Stockholder, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholder, respectively, herein at and as of the Time of Delivery, as to the performance by the Company and the Selling Stockholder of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request.

9. Indemnification.

(a) The Company and Spec Rent, jointly and severally, will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration

Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and Spec Rent shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with (i) written information furnished to the Company by the Underwriter expressly for use therein or (ii) the Selling Stockholder Information.

(b) The Selling Stockholder will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Stockholder Information; and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein. Notwithstanding the foregoing provisions, the liability of the Selling Stockholder pursuant to this subsection (b) shall not exceed the Net Proceeds (as defined below) received by the Selling Stockholder.

(c) The Underwriter will indemnify and hold harmless the Company and the Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which the Company or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company and the Selling Stockholder for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, except to the extent that the indemnifying party was otherwise unaware of the proceedings and suffers actual and material prejudice as a result of such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, Spec Rent and the Selling Stockholder on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, Spec Rent and the Selling Stockholder on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, Spec Rent and the Selling Stockholder on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) (the “Net Proceeds”) received by the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Spec Rent, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this subsection (e), the requirement of the Selling Stockholder to contribute contained in this paragraph shall be limited to an amount equal to the Net Proceeds received by the Selling Stockholder less any amounts that the Selling Stockholder is obligated to pay under paragraph (b) above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The obligations of the Company, Spec Rent and the Selling Stockholder under this Section 9 shall be in addition to any liability which the Company, Spec Rent and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each affiliate, director, officer and agent of the Underwriter and to each person, if any, who controls the Underwriter within the meaning of the Act and each broker-dealer affiliate of the Underwriter; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act

10. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or the Selling Stockholder, or any officer or director or controlling person of the Company, or any controlling person of the Selling Stockholder, and shall survive delivery of and payment for the Shares.

11. Effect of Termination. If for any reason any Shares are not delivered by or on behalf of the Selling Stockholder as provided herein, the Selling Stockholder will reimburse the Underwriter for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholder shall then be under no further liability to the Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 9 hereof.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to you at 200 West Street, New York, New York 10282-2198, Attention: Registration Department; if to the Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to the Selling Stockholder at Energy Spectrum Partners IV LLC, 5956 Sherry Lane, Ste 900, Dallas, Texas 75225, Attn: Thomas O. Whitener; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify their respective clients.

12. Binding Agreement. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and the Selling Stockholder and, to the extent provided in Sections 9 and 10 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Stockholder or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

13. Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

14. No Fiduciary or Similar Relationship. The Company and the Selling Stockholder acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or of the Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or of the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or the Selling Stockholder on other matters) or any other obligation to the Company or to the Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and the Selling Stockholder have consulted their respective legal and financial advisors to the extent they deemed appropriate. The Company and the Selling Stockholder agree that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or to the Selling Stockholder, in connection with such transaction or the process leading thereto.

15. Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the Company, the Selling Stockholder and the Underwriter, or any of them, with respect to the subject matter hereof.

16. Choice of Law. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company and the Selling Stockholder agree that any suit or proceeding arising in respect of this Agreement or the Underwriter’s engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York. The Company and the Selling Stockholder agrees to submit to the jurisdiction of, and to venue in, such courts.

17. Waiver of Jury Trial. The Company, the Selling Stockholder and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

19. Tax Structure. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholder are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholder relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter, the Company, Spec Rent and the Selling Stockholder.

Very truly yours,

C&J ENERGY SERVICES, INC.

By:	/s/ Randy McMullen
Name: Randy McMullen
Title: President, CFO

C&J SPEC-RENT SERVICES, INC.

By:	/s/ Randy McMullen
Name: Randy McMullen
Title: President, CFO

[signature page to underwriting agreement]

ENERGY SPECTRUM PARTNERS IV LP

By: Energy Spectrum Capital IV LP, its general partner

By: Energy Spectrum IV LLC, its general partner

By:	/s/ James P. Benson
Name: James P. Benson
Title: Vice President

[signature page to underwriting agreement]

Accepted as of the date hereof

GOLDMAN, SACHS & CO.

By:	/s/ Michael B. Hickey
Name: Michael B. Hickey
Title: Vice President

[signature page to underwriting agreement]

Total Number of Shares to be Sold
The Selling Stockholder:
Energy Spectrum Partners IV LP	3,296,549
Total	3,296,549

Schedule I

SCHEDULE II

Issuer Free Writing Prospectuses

None

Schedule II

SCHEDULE III

Lock-up Agreements

Joshua Comstock

Randall McMullen

Donald Gawick

Theodore Moore

Darren Friedman

James Benson

Michael Roemer

H.H. Wommack, III

C. James Stewart, III

Schedule III

SCHEDULE IV

Pricing Information

Shares Offered: 3,296,549

Offering Price: the price per share at which the applicable Shares are to be sold to each purchaser

Selling Stockholder: Energy Spectrum Partners IV LP

Schedule IV

ANNEX I

C&J ENERGY SERVICES, INC.

Lock-Up Agreement

November [            ], 2012

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

Re:	C&J Energy Services, Inc.—Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you (the “Underwriter”) propose to enter into an Underwriting Agreement with C&J Energy Services, Inc., a Delaware corporation (the “Company”), C&J Spec Rent Services, Inc., an Indiana corporation (“Spec Rent”), and the selling stockholder named therein (the “Selling Stockholder”), providing for a public offering of the Common Stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 (File No. 333-173188) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriter to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified below (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise hedge or dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), or publicly announce the intention to sell or dispose of such securities or demand that the Company file any registration statement with respect to any securities.

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option), whether settled in cash or securities, with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue through and including [include date that is 90 days after the date of the final prospectus] pursuant to the Underwriting Agreement.

Annex I

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned [add for Joshua Comstock and Randall McMullen: and/or for the benefit of any entity classified as a 501(c)(3) organization under the Internal Revenue Code of 1986, as amended], provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein[, and provided further that any such transfer shall not involve a disposition for value][delete this clause for Joshua Comstock and Randall McMullen], or (iii) with the prior written consent of the Underwriter [Add for management:; provided that at least two business days before such consent is provided by the Underwriter or a release or waiver of this Lock-Up Agreement is otherwise granted by the Underwriter, the Underwriter will notify the Company of the impending consent, release or waiver and announce the impending consent, release or waiver through a major news service, except where such consent, release or waiver is effected solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the restrictions set forth herein]. [Add for management: Additionally, the restrictions under this agreement shall not prohibit the sale or disposition of Common Stock to satisfy tax withholding and other obligations in connection with the exercise of stock options awarded under the C&J Energy Services, Inc. 2006 Stock Option Plan or the 2010 Stock Option Plan.] [Add for directors: Additionally, the restrictions under this agreement shall not prohibit the sale or disposition of Common Stock to satisfy tax withholding and other obligations in connection with any shares of restricted stock or the exercise of stock options awarded under the C&J Energy Services, Inc. 2010 Stock Option Plan or the C&J Energy Services, Inc. 2012 Long-Term Incentive Plan.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Annex I

Very truly yours,

Exact Name

Authorized Signature

Title
Address:

ANNEX II

Opinion of Vinson & Elkins

(i) The Company has been duly incorporated and each of the Company, Holdings, VLC and Blue Ribbon has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of the State of Delaware, with all corporate or limited liability company power and authority necessary to own its properties and conduct its business, in each case, in all material respects as described in the Prospectus;

(ii) The Company has an authorized capitalization as set forth in the Prospectus under the caption “Description of Capital Stock,” and the Shares to be sold by the Selling Stockholder have been duly authorized, validly issued and are fully paid and non assessable; and the Shares conform as to legal matters to the description thereof contained in the Prospectus;

(iii) Each of the Company and the Subsidiaries has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction set forth on Annex A attached to such legal opinion;

(iv) All of the issued and outstanding shares of capital stock of each Subsidiary are owned, directly or indirectly, by the Company, free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company, Holdings, VLC or Blue Ribbon as debtor is on file in the office of the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Indiana naming Spec Rent as debtor is on file in the office of the Secretary of State of the State of Indiana or (C) otherwise known to such counsel, without independent investigation, except Liens under the Credit Agreement. Such counsel is entitled to rely in respect of the opinion in this paragraph (iv) in respect of matters of fact upon certificates of officers of the Company or the Subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificates;

(v) To such counsel’s knowledge, and other than as set forth in the Prospectus, (A) there are no legal or governmental proceedings pending to which the Company or any Subsidiary is a party or by which any property of the Company or any Subsidiary is the subject that are required to be described in the Prospectus and are not so described and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act;

(vi) This Agreement has been duly authorized, executed and delivered by the Company;

(vii) The execution, delivery and performance of this Agreement by the Company and Spec Rent and the consummation of the transactions contemplated by this Agreement will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement filed as an exhibit to the Registration Statement or any report filed by the Company under the Exchange Act (the “Reports”) or listed on a schedule to such opinion, (B) result in any violation of the provisions of the Certificate of Incorporation or Bylaws or other governing instruments of the Company or Spec Rent, (C) result in any violation of provisions of the Delaware General Corporation Law or the applicable laws of the State of Texas, the State of New York or federal law, or (D) result in a violation of any judgment, order, decree or injunction known to such counsel of any federal or Delaware, Texas or New York court or governmental agency or authority having jurisdiction over the Company or the Subsidiaries or any of their properties or assets, except for such conflicts, breaches, violations or defaults, in the case of clause (A), as would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions provided for in the Underwriting Agreement; provided, however, that such counsel may state that it express no opinion pursuant to this paragraph (vii) with respect to state securities laws and other anti-fraud laws (including the anti-fraud provisions of the federal securities laws);

(viii) No consent, approval, authorization, order, registration or qualification of or with any U.S. federal, Delaware, Texas or New York court or governmental agency or body is required for the consummation by the Company of the transactions contemplated in this Agreement, except such consents, approvals, authorizations, orders, registrations or qualifications (A) that are required for registration of such Shares under the Act and filings required under the Exchange Act, (B) as may be required under state securities or “Blue Sky” laws in connection with the purchase and distribution of such Shares (as to which counsel need not express any opinion), (C) that have been obtained or made or (D) as disclosed in the Prospectus;

(ix) The statements set forth in or incorporated by reference into the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, are accurate in all material respects, the statements under the captions “Certain U.S. Federal Income Tax Considerations for Non-United States Holders,” “Business—Government Regulations,” “Business—Environmental Matters” and “Certain Relationship and Related Transactions and Director Independence,” and the description of this Agreement and the lock-up agreements in the form attached as Annex I hereto under the caption “Underwriting,” insofar as such statements constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate in all material respects;

(x) The Company is not, and after giving effect to the offering and sale of the Shares to be sold by the Selling Stockholder to the Underwriter in accordance with this Agreement, and application of the net proceeds thereof as described in the Prospectus under the caption “Use of Proceeds,” will not be required to register as an “investment company,” as such term is defined in the Investment Company Act;

(xi) Except as identified or described in the Prospectus, there are no outstanding options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Company, in each case pursuant to the Certificate of Incorporation or Bylaws of the Company or any agreement or instrument filed as an exhibit to the Registration Statement or any Report; except as described in the Pricing Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights of any person for or relating to the registration of any Shares or other securities of the Company pursuant to any agreements or instruments filed as an exhibit to the Registration Statement or any Report that have not been complied with or waived;

(xii) The Registration Statement was declared effective under the Act on August 21, 2012. In addition, such counsel has been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued. To such counsel’s knowledge, based solely upon such oral communication with the Commission, no proceedings for that purpose have been instituted or threatened by the Commission. Any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule; and

(xiii) The Registration Statement, as of its latest effective date, the Pricing Prospectus, as of the Applicable Time, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) under the Act and at the Time of Delivery, and any further amendments and supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements, the related notes and schedules therein and any other financial data included in or omitted from the Registration Statement, the Pricing Prospectus or Prospectus, as to which such counsel need express no opinion), appear on their face to comply as to form in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations thereunder.

Although they have not independently verified, are not passing on and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus, except for those referred to in the opinions in subsection (ii) and (ix), no facts have come to such counsel’s attention to lead such counsel to believe that (a) the Registration Statement, as of its latest effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Pricing Prospectus, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) the Prospectus, as of its date and as of the Time of Delivery, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need not make any statement or express any belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, included in or omitted from the Registration Statement, the Pricing Prospectus and the Prospectus, or (ii) any other financial or accounting information included in or omitted from the Registration Statement, the Pricing Prospectus and the Prospectus.

ANNEX III

Opinion of Jackson Walker L.L.P.

(i) This Agreement has been duly authorized by the Selling Stockholder and duly executed and delivered by or on behalf of the Selling Stockholder;

(ii) The sale of the Shares by the Selling Stockholder pursuant to the terms of this Agreement and the compliance by the Selling Stockholder with all of the provisions of this Agreement, and the consummation of the transactions herein contemplated will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (b) result in any violation of the provisions of the organizational documents of the Selling Stockholder or (c) result in a violation of any order known to such counsel or any statute, law, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder, except in the case of clause (a) or (c), for such conflicts, breaches, violations or defaults as would not reasonably be expected to impair in any material respect the ability of the Selling Stockholder to fulfill its obligations under this Agreement;

(iii) No consent, approval, authorization or order of any court or governmental agency or body is necessary to be obtained for the consummation of the transactions contemplated by this Agreement, except such as (A) may be required under state or foreign securities or Blue Sky laws or FINRA or (B) has been obtained;

(iv) Upon payment for the Shares to be sold by the Selling Stockholder, delivery of such Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor any the Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“NY UCC”) to such Shares)), (A) DTC will be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the NY UCC, (B) under Section 8-501 of the NY UCC, the Underwriter will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the NY UCC, to such Shares may be successfully asserted against the Underwriter with respect to such security entitlement;

In rendering the opinion in paragraph (iv), such counsel may rely upon a certificate of the Selling Stockholder in respect of matters of fact as to ownership of, and Liens, on, the Shares sold by the Selling Stockholder, provided that such counsel shall state that they believe that both you and such counsel are justified in relying upon such certificate;